Exhibit 2.3

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

This Second Amendment to the Stock Purchase Agreement (this “Amendment”) is made this 23rd day of November, 2011, by and among Western Digital Corporation, a Delaware corporation (the “Buyer Parent”), Western Digital Ireland, Ltd., a corporation organized under the laws of the Cayman Islands and an indirect wholly owned subsidiary of the Buyer Parent (the “Buyer”), Hitachi, Ltd., a company incorporated under the laws of Japan (the “Seller”), and Viviti Technologies Ltd., a company incorporated under the laws of the Republic of Singapore and a wholly owned subsidiary of the Seller (the “Company”, and collectively with the Seller and Buyer Parent, the “Parties”, and each, a “Party”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Stock Purchase Agreement (as defined below).

WHEREAS, the Parties entered into a Stock Purchase Agreement on March 7, 2011, as amended by a First Amendment to Stock Purchase Agreement, dated May 27, 2011 (together, the “Stock Purchase Agreement”);

WHEREAS, the Parties have received an opinion of Mexican antitrust counsel, that no approval is required pursuant to the Antitrust Laws of Mexico; and

WHEREAS, the Parties desire to amend the Stock Purchase Agreement as reflected herein.

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Schedule 6.6 to the Stock Purchase Agreement. Subject to Paragraph 3 of this Amendment, Schedule 6.6 to the Stock Purchase Agreement, Antitrust Governmental Entities, is hereby amended by deleting from such Schedule “2. Mexico”.

2. Schedule 7.2 to the Stock Purchase Agreement. Subject to Paragraph 3 of this Amendment, Schedule 7.2 to the Stock Purchase Agreement, Antitrust Jurisdictions, is hereby amended by deleting from such Schedule “4. Mexico”.

3. Filing of Withdrawal Notice. Promptly following the date of this Amendment, Buyer shall cause a withdrawal notice (in the form exchanged by the Parties) to be filed with the Federal Competition Commission of Mexico (the “Commission”) and promptly following receipt from the Commission of notice of closing of the file by the Commission for the transaction contemplated by the Stock Purchase Agreement (the “Transaction”), Buyer shall cause Mexican counsel to submit a request for confirmation from the Commission that no approval of the Commission is required for the Transaction. In the event that either (a) such confirmation is not received from the Commission on or before January 31, 2012, or (b) the Commission asserts to the Parties on or before January 31, 2012, that its approval is required for the Transaction, the Parties hereby agree that Schedule 6.6 and Schedule 7.2 shall, without any further action by the Parties, be restored in each case to include Mexico and the Parties shall thereafter file an application with the Commission for approval of the Transaction.

4. Effect on the Stock Purchase Agreement. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Stock Purchase Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Stock Purchase Agreement are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the date hereof, each reference in the Stock Purchase Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Stock Purchase Agreement as amended hereby, although it shall not alter the dates as of which any provision of the Stock Purchase Agreement speaks. For example, phrases such as “as of the date hereof” and “as of the date of this Agreement” shall continue to refer to March 7, 2011, the date that the Stock Purchase Agreement was originally executed. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Stock Purchase Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

5. Miscellaneous. Sections 12.4, 12.5, 12.7 and 12.13 of the Stock Purchase Agreement are incorporated herein by reference.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment to Stock Purchase Agreement as of the date first written above.

“BUYER PARENT”

WESTERN DIGITAL CORPORATION

By:	/s/ Michael C. Ray
Name: Michael C. Ray
Title: SVP, General Counsel & Secretary

“BUYER”

WESTERN DIGITAL IRELAND, LTD.

By:	/s/ Michael C. Ray
Name: Michael C. Ray Title: VP

“SELLER”

HITACHI, LTD.

By:	/s/ Toyoki Furuta
Name: Toyoki Furuta
Title: GM, Business Development Office

“COMPANY”

VIVITI TECHNOLOGIES LTD.

By:	/s/ Christopher Dewees
Name: Christopher Dewees
Title: SVP

SIGNATURE PAGE TO SECOND AMENDMENT TO SPA